SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2007

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250 Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) announced in a press release dated May 24, 2007 that it accepted an offer from a private investor to engage in a private placement (the “Private Placement”) for 15,000,000 shares of the Company’s common stock (the “Securities”) at $1.00 per share for a total of $15,000,000. FirmInvest, AG (the “Investor”) extended the offer on May 20, 2007 and the Company accepted the offer on May 21, 2007. A copy of the offer and acceptance is attached hereto as Exhibit 10.1.

Item 3.02	Unregistered Sales of Equity Securities

As set forth in Item 1.01 herein, the Company announced in a Press Release that it accepted the terms of the Private Placement on May 21, 2007 to place 15,000,000 shares of the Company’s common stock at $1.00 per share for a total of $15,000,000. There are no registration rights, warrants, other dilutive securities or modifications of security holders’ rights associated with the Private Placement.

The transaction will be exempt from registration pursuant to Regulation S promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (“Regulation S”). The Company is relying upon representations from the Investor that it is not a U.S. person as defined in Rule 902 of Regulation S. The Private Placement will be structured to meet the requirements of Rules 901 through 905 of Regulation S. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	10.1	FirmInvest, AG private placement offer letter dated May 20, 2007 with acceptance dated May 21, 2007.

	99.1	Press Release dated May 24, 2007 announcing Private Placement of $15,000,000 for 15,000,000 shares of Common Stock with FirmInvest, AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 24, 2007	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

EXHIBIT INDEX

10.1	FirmInvest, AG private placement offer letter dated May 20, 2007 with acceptance dated May 21, 2007.

99.1	Press Release dated May 24, 2007 announcing Private Placement of $15,000,000 for 15,000,000 shares of Common Stock with FirmInvest, AG.